Exhibit 99.1

[Company Logo]

FOR IMMEDIATE RELEASE	Contact: Mary A. Chaput Executive Vice President and Chief Financial Officer (615) 665-1122

HEALTHWAYS REPORTS SECOND-QUARTER EARNINGS OF $0.20 PER DILUTED
SHARE ON 33% INCREASE IN REVENUES TO $100 MILLION

Lives under Management Exceed 2 Million

Increases Fiscal 2006 Revenue and Earnings Guidance; Establishes
Third-Quarter Earnings Guidance

NASHVILLE, Tenn. (March 20, 2006) – Ben R. Leedle, Jr., president and chief executive officer of Healthways, Inc. (NASDAQ: HWAY), today announced financial results for the second quarter and six months ended February 28, 2006. For the second quarter, revenues were $100,021,000, an increase of 33% from $75,337,000 for the second quarter of fiscal 2005. Net income for the quarter was $7,333,000, or $0.20 per diluted share.

These results included per-share costs of $0.06 related to the Company’s long-term incentive compensation program (LTI); $0.06 related to the Company’s participation in two Medicare Health Support (MHS) pilots; and $0.01 related to international initiatives. Excluding these costs, which totaled $0.14 per diluted share due to rounding, the Company’s core commercial business produced earnings of $0.34 per diluted share for the second quarter of fiscal 2006, up 42% compared with net income per diluted share of $0.24 for the second quarter of fiscal 2005. See pages 10-11 for a reconciliation of GAAP and non-GAAP results.

COMPARISON OF COMPONENTS OF SECOND-QUARTER FISCAL 2006 AND FISCAL 2005
NET INCOME PER DILUTED SHARE

	Three Months Ended Feb. 28,				% Change

	2006		2005

Core commercial	$0.34		$0.24	(1)	42%
LTI	(0.06	)(2)	(0.04	)(3)

Core commercial after LTI	0.28		0.20		40%
MHS	(0.06)		—
International	(0.01)		—

	$0.20	(1)	$0.20

(1) EPS, GAAP basis; figures may not add due to rounding.
(2) Represents LTI costs, including equity-based compensation costs under FAS 123(R) and cash performance awards.
(3) Represents the net pro forma impact of equity-based compensation for second-quarter fiscal 2005.

HWAY Reports Second-Quarter Results

March 20, 2006

        “We delivered the high end of our established earnings guidance for the second quarter of fiscal 2006, primarily due to strong momentum in our core commercial business, the earnings from which increased 42% for the second quarter,” said Leedle. “As a result of this momentum, we achieved two significant growth milestones, as quarterly revenues exceeded $100 million and lives under management rose above two million for the first time. This momentum also substantially drove the increase in our guidance for fiscal 2006 earnings per diluted share to a range of $1.16 to $1.19 from the previous range of $1.10 to $1.14.

“In addition, we continued to progress, as anticipated, in our other initiatives to diversify our revenue streams and expand our addressable market. These initiatives include our participation in two MHS pilots and our early-stage development of international opportunities. We are also gaining momentum in expanding beyond disease management to multi-channel distribution of fully integrated health and care support solutions that address the needs of whole populations.”

        Additional highlights of the Company’s performance since the start of the second quarter of fiscal 2006 include:

o Strong Growth Produced in Comparable and Sequential-Quarter Actual Lives Under Management – Healthways completed the second quarter of fiscal 2006 with 2,027,000 actual lives under management, representing growth of 36% from 1,487,000 at the end of the second quarter of fiscal 2005 and 12% from 1,814,000 at the end of the first quarter of fiscal 2006.

o High Employer Demand Continues to Drive Self-Insured Employer Lives Under Management – Self-insured employer lives under management continued to expand significantly, reflecting strong employer demand for health and care support programs to address the increasing costs of healthcare. At the end of the second quarter, self-insured lives under management had increased 66% to 811,000 from 488,000 at the end of the second quarter of fiscal 2005 and 22% from 666,000 at the end of the first quarter of fiscal 2006. Healthways had contracts on behalf of its health plan customers with 463 specifically identifiable employers at the end of the second quarter, compared with 320 and 437 at the end of the second quarter of fiscal 2005 and the first quarter of fiscal 2006, respectively.

o New, Expanded or Extended Contracts Support Continuing Momentum of Core Commercial Business – In addition to these new self-insured employer lives, eight new, expanded or extended contracts with health plans since the start of the second quarter support the Company’s growth. Two of these contracts were discussed in the Company’s first-quarter news release: the new three-year disease management agreement with Blue Cross and Blue Shield of Minnesota to provide heart failure (HF) services for the Medicare Advantage plans offered across Region 19 by the Blue Cross Blue Shield Northern Plains Alliance; and the Company’s expansion of its long-term relationship with CIGNA through the initiation of a program for high risk obesity.

The six additional contracts illustrate strong and emerging trends that the Company expects will continue to drive the growth of its core commercial business:

o	Intensified Employer Demand for Health and Care Support – Complementing the strong employer demand evident in the growth in self-insured employer lives under management, Healthways expanded and extended its contract with HealthPlus of Michigan to bring the Company’s Impact Conditions program to approximately 1,800 HealthPlus members through

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HWAY Reports Second-Quarter Results

March 20, 2006

a pilot program at General Motors, HealthPlus’ largest corporate customer. The original HealthPlus contract in 2003 for diabetes and HF disease management services and the first contract expansion in 2005 for coronary artery disease (CAD) were implemented in direct response to requests from General Motors.

o	Health Plans Adopt Outcomes Driven Wellness Solution – Healthways recently announced its first two contracts with health plans, Wellmark Blue Cross and Blue Shield of Iowa and Mutual of Omaha, to offer myHealthIQTM, a uniquely designed program providing consumer-directed health support services. Reaching beyond traditional disease management and care enhancement programs, myHealthIQ is designed to enable health plans and employers to reach and engage everyone in their covered populations. myHealthIQ interventions are sensitive and specific to each individual’s health risks and needs, motivate behavior change and lead to measurable cost savings.

o	Two New Health Plan Customers; Medicare Advantage Business Expands – Healthways also recently announced new contracts with two health plans to provide services for both their commercial and Medicare Advantage lines of business. The contracts provide further evidence of the growing interest among health plans in providing proven health and care support programs and solutions to members of all ages irrespective of plan or benefit design. Healthways signed a three-year contract with GlobalHealth, Inc. to deliver asthma and diabetes Care Support SM solutions to both commercial and Medicare Advantage members. Healthways also signed a five-year contract with Cariten Healthcare to deliver care support programs to its commercial and Medicare Advantage members with diabetes, HF and CAD. The Company’s ability to penetrate the Medicare Advantage market is also illustrated by Healthways’ selection by long-term customer Blue Cross and Blue Shield of Minnesota, as discussed above, to provide HF services to the Medicare Advantage plans offered by the Blue Cross Blue Shield Northern Plains Alliance.

o	New Collaboration to Fully Leverage Health and Care Support Opportunity – The Company today announced an expanded and extended contract with Blue Cross Blue Shield of Massachusetts (BCBSMA) that redefines the depth, breadth and scope of collaboration with this health plan customer. Under this five-year strategic relationship, the number of members receiving full services for chronic diseases and impact conditions will be expanded to more than 275,000. Healthways and BCBSMA also will develop and pilot a customized depression disease management program. The entire operations will be supported by a new dedicated care enhancement center.

o Contracting Momentum Rebuilds Backlog of Annualized Revenues – As anticipated, actual lives under management during the second quarter increased significantly as contracts previously reported in backlog were implemented. As a result, the backlog stood at $5.2 million as of February 28, 2006. Contracts signed since the end of the second quarter have added approximately $30 million to the current backlog.

o Engagement in Maryland/DC MHS Pilot Increases to 81% – The Company exceeded its expectations for 70% engagement of targeted Medicare beneficiaries for diabetes and HF services under its MHS pilot serving approximately 20,000 people in Maryland and the District of Columbia. Validating the Company’s previous experience with, and processes for engaging, over 100,000 Medicare Advantage beneficiaries, Healthways’ engagement success is also attributable to the planning, preparation and support of the MHS pilots by staff at the Centers for

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HWAY Reports Second-Quarter Results

March 20, 2006

Medicare and Medicaid Services (CMS). The opt-out and decrement rates continue to be lower than anticipated. The Company’s progress in operating the pilot remains ahead of its plan.

Although Healthways does not provide detailed information regarding its role as a subcontractor to CIGNA for its MHS pilot serving approximately 20,000 Medicare beneficiaries in Georgia that launched in September, the Company has continued to leverage its experience from the Maryland/DC MHS pilot to enhance its performance in the Georgia MHS pilot as well.

o myHealthIQ Direct-to-Employer Contracting Expands – In addition to the previously announced myHealthIQ contracts with health plans, the Company continues to expand the number of direct-to-employer myHealthIQ contracts. Since the Company acquired Health IQ Diagnostics, LLC in June 2005, the number of myHealthIQ contracts has increased 143% to over 50. The market’s early reception of myHealthIQ is representative of the potential of Healthways’ ongoing innovative initiatives to develop and implement health and care support programs that go beyond disease management to meaningfully engage whole populations.

o Significant Cash Flow from Operations Strengthens Financial Position – The Company’s cash balance of $102 million reflects the strong cash flow from operations for the second quarter of fiscal 2006 of $27.4 million and cash flow from financing activities of $11.1 million. This cash balance combined with the Company’s untapped credit facility of $250 million supports Healthways’ ability to implement its growth strategies.

Financial Guidance

        Based on the Company’s results for the second quarter and first six months of fiscal 2006, and its outlook for the remainder of the fiscal year, Healthways today raised its established guidance for fiscal 2006. The Company increased its guidance for revenues for fiscal 2006 to a range of $415 million to $435 million from the previous range of $412 million to $432 million, as a result of a $3 million increase in revenues expected to be produced by the MHS pilots. Because of the higher than anticipated participation rates in the MHS pilots, the Company expects fiscal 2006 revenues from these pilots to be in a range of $25 million to $28 million. The Company’s guidance for revenues from its core commercial business remains unchanged at $390 million to $407 million. The Company’s guidance does not include any revenues from international sources for fiscal 2006.

        The Company’s guidance for net income per diluted share for fiscal 2006 has been increased to a range of $1.16 to $1.19 from a range of $1.10 to $1.14, which includes the expected impact of the Company’s LTI compensation program of $0.25 per diluted share. Excluding these costs, the Company’s guidance for net income per diluted share for fiscal 2006 has been increased to a range of $1.41 to $1.44 from $1.34 to $1.38.

        The Company continues to expect the MHS pilots to be accretive to its earnings per share for fiscal 2006, both for the 12 months comprising fiscal 2006 and cumulatively, including the expenses recorded in the second half of fiscal 2005 associated with preparation and initial operation of the pilots. The Company has increased the accretive impact of the MHS pilots in its guidance for fiscal 2006 earnings per diluted share to a range of $0.11 to $0.12 from the previous range of $0.10 to $0.11, primarily due to the anticipated revenue impact from exceeding the engagement targets for the MHS pilots. In addition, the Company’s earnings guidance for fiscal 2006 includes the expenses of anticipated international initiatives totaling $0.06 per diluted share. The Company has increased the expected contribution to net income per diluted share for fiscal 2006 from its core commercial

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HWAY Reports Second-Quarter Results

March 20, 2006

business, excluding LTI compensation program costs, to a range of $1.36 to $1.38 for fiscal 2006, up from a range of $1.29 to $1.33.

        The Company also today established its guidance for net income per diluted share for the third quarter of fiscal 2006 in a range of $0.20 to $0.21, including the anticipated impact of $0.06 from the Company’s LTI compensation program. Excluding the LTI costs, the Company’s guidance for third-quarter net income per diluted share is in a range of $0.26 to $0.27. The Company’s third-quarter earnings guidance also includes (i) a $0.07 net cost impact of the MHS pilots; and (ii) a $0.02 expense related to on-going international initiatives. The Company’s core commercial business, excluding long-term incentive program costs, is expected to produce net income per diluted share in a range of $0.35 to $0.36 for the third quarter of fiscal 2006, compared with $0.26 for the third quarter of fiscal 2005. See pages 10-11 for a reconciliation of GAAP and non-GAAP results.

COMPARISON OF FISCAL 2006 EPS GUIDANCE TO FISCAL 2005
AND COMPONENTS OF THIRD-QUARTER FISCAL 2006 GUIDANCE

	Twelve Months				% Change	Three Months Ending May 31, 2006 (Guidance)

	Ending Aug. 31, 2006 (Guidance)		Ended Aug. 31, 2005

Core commercial	$1.36 - 1.38		$1.03		32 - 34%	$0.35 - 0.36
MHS	0.11 - 0.12		(0.10)			(0.07)
International	(0.06)		—			(0.02)

Total before LTI	1.41 - 1.44		0.93	(1)	52 - 55%	0.26 - 0.27
LTI	(0.25	)(2)	(0.18	)(3)		(0.06	)(2)

Total after LTI	$1.16 - 1.19	(1)	$0.75		55 - 59%	$0.20 - 0.21	(1)

(1) EPS, GAAP basis.
(2) Represents LTI costs, including equity-based compensation costs under FAS 123(R) and cash performance awards.
(3) Represents the net pro forma impact of equity-based compensation for fiscal 2005.

Summary

        Leedle concluded, “The strong profitable growth demonstrated by our core commercial business for the second quarter reinforces our market leadership position and enables us to develop future channels of growth. Our market-leading solutions and ability to rapidly innovate uniquely position Healthways to pursue strategic initiatives that have the potential to change the healthcare system in this country and around the world.”

Conference Call

        Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719/457-0820, code 1409953, and the replay will also be available on the Company’s Web site for the next 12 months.

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HWAY Reports Second-Quarter Results

March 20, 2006

Any material information disclosed on the quarterly conference call that has not been previously disclosed publicly will be available on the Company’s website at www.healthways.com.

Safe Harbor Provisions

        This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that the following important factors, among others, may affect these forward-looking statements. Consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include but are not limited to: the timing and costs of implementation, and the effect, of regulations and interpretations relating to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003; the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of its health plan contracts and/or its cooperative agreement with CMS ahead of data collection and reconciliation in order to provide forward-looking guidance; the Company’s ability to anticipate the rate of market acceptance of health and care support solutions and the individual market dynamics in potential international markets and the ability of the Company to accurately forecast the costs necessary to implement the Company’s strategy of establishing a presence in these markets; the Company’s ability to effectively manage any growth that it might experience; the Company’s ability to retain existing customers if they are acquired by other health plans which already have or are not interested in health and care support programs; the Company’s ability to sign and implement new contracts for health and care support services; the risks associated with a significant concentration of the Company’s revenues with a limited number of customers; the Company’s ability to effect cost savings and clinical outcomes improvements under health and care support contracts and reach mutual agreement with customers and/or CMS with respect to cost savings, or to effect such savings and improvements within the time frames contemplated by the Company; the ability of the Company to collect contractually earned performance incentive bonuses; the ability of the Company’s customers and/or CMS to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance under the terms of its health plan contracts; the Company’s ability to favorably resolve contract billing and interpretation issues with its customers; the Company’s ability to integrate the operations of Health IQ Diagnostics and other acquired businesses or technologies into the Company’s business; the ability of the Company to develop new products and deliver outcomes on those products; the ability of the Company to effectively integrate new technologies and approaches, such as those encompassed in its health and care support initiatives or otherwise licensed or acquired by the Company, into the Company’s health and care support platform; the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; the ability of the Company to implement its health and care support strategy within expected cost estimates; the ability of the Company to obtain adequate financing to provide the capital that may be necessary to support the growth of the Company’s operations and to support or guarantee the Company’s performance under new contracts; unusual and unforeseen patterns of healthcare utilization by individuals with diabetes, cardiac, respiratory and/or other diseases or conditions for which the Company provides services, in the health plans with which the Company has executed a health and care support contract; the ability of the health plans to maintain the number of covered lives enrolled in the plans during the terms of the agreements between the health plans and the Company; the Company’s ability to attract and/or retain and effectively manage the employees required to implement its agreements; the impact of litigation involving the Company and/or its subsidiaries; the impact of future state and federal healthcare and other applicable legislation and

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HWAY Reports Second-Quarter Results

March 20, 2006

regulations on the ability of the Company to deliver its services and on the financial health of the Company’s customers and their willingness to purchase the Company’s services; current geopolitical turmoil and the continuing threat of domestic or international terrorism; general worldwide and domestic economic conditions and stock market volatility; and other risks detailed in the Company’s annual, quarterly, or other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements.

Company Profile

        Healthways, Inc. is the leading and largest provider of specialized, comprehensive Health and Care SupportSM programs and services, including disease management and care enhancement services to health plans, hospitals and government, in addition to outcomes-driven wellness programs to health plans and employers, in all 50 states, the District of Columbia, Puerto Rico and Guam. As of February 28, 2006, the Company provided Health and Care Support services for more than 2.0 million people nationwide. Healthways helps people lead healthier lives while reducing overall healthcare costs. As The Health/Care Trust ChannelSM, Healthways provides people the support they need when they need it to enable them to make better choices and live healthier lives. For more information, visit www.healthways.com.

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HWAY Reports Second-Quarter Results

March 20, 2006

HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended February 28,		Six Months Ended February 28,

	2006	2005	2006	2005

Revenues	$100,021	$75,337	$190,612	$146,523
Cost of services	70,859	48,132	134,703	94,103

Gross margin	29,162	27,205	55,909	52,420

Selling, general & administrative expenses	10,919	7,287	21,042	13,460
Depreciation and amortization	5,825	5,493	11,488	10,955
Interest	257	472	512	1,114

Income before income taxes	12,161	13,953	22,867	26,891
Income tax expense	4,828	5,512	9,078	10,687

Net income	$7,333	$8,441	$13,789	$16,204

Basic income per share:	$0.21	$0.26	$0.40	$0.49

Diluted income per share:	$0.20	$0.24	$0.38	$0.46

Weighted average common shares and equivalents:
Basic	34,321	33,073	34,140	32,997
Diluted	36,300	35,490	36,136	35,390

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HWAY Reports Second-Quarter Results

March 20, 2006

Healthways, Inc.
Statistical Information
(Dollars in thousands)
(Unaudited)

	February 28, 2006	February 28, 2005

Operating Statistics
Actual lives under management at end of period	2,027,000	1,487,000
Annualized revenue in backlog	$5,215	$14,360

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HWAY Reports Second-Quarter Results

March 20, 2006

Healthways, Inc.
Reconciliations of Non-GAAP Measures to GAAP Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Core Commercial Diluted Earnings Per Share Excluding Long-Term
Incentive Program Costs to Diluted Earnings Per Share (EPS), GAAP Basis

Three Months Ended February 28, 2006

Core commercial EPS excluding long-term incentive compensation program costs (1)	$0.34
Less: EPS attributable to long-term incentive compensation program costs (2)	(0.06)

Core commercial EPS including long-term incentive compensation program costs (3)	$0.28
Less: EPS attributable to MHS pilots (4)	(0.06)
Less: EPS attributable to international initiatives (5)	(0.01)

EPS, GAAP basis(6)	$0.20

(1) Core commercial EPS excluding long-term incentive compensation program costs is a non-GAAP financial measure. The Company excludes EPS attributable to MHS pilots, international initiatives, and long-term incentive compensation program costs from this measure and relies on core commercial EPS excluding long-term incentive compensation program costs because of its comparability to the Company’s historical operations and financial statements. The Company believes it is useful to investors to provide disclosures of its operations on the same basis as that used by management. You should not consider core commercial EPS excluding long-term incentive compensation program costs in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(2) EPS attributable to long-term incentive compensation program costs includes costs of equity-based awards expensed under Statement of Financial Accounting Standards (“SFAS”) No. 123(R), net of tax, of $2,011,000 for the second quarter of fiscal 2006 and cash-based awards, net of tax, of $206,000 issued in lieu of equity-based awards that were historically granted to certain levels of management. These cash-based awards are a result of changes in the design of the Company’s long-term incentive compensation program in preparation for adopting SFAS No. 123(R) on September 1, 2005.

(3) Core commercial EPS including long-term incentive compensation program costs is a non-GAAP financial measure. The Company excludes EPS attributable to MHS pilots and international initiatives from this measure and relies on core commercial EPS including long-term incentive compensation program costs because of its comparability to the Company’s historical operations. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider core commercial EPS including long-term incentive compensation program costs in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(4) EPS attributable to MHS pilots includes revenues and costs associated with the operation of the MHS pilots in Maryland and the District of Columbia and in Georgia.

(5) EPS attributable to international initiatives includes costs to implement the Company’s strategy of establishing a presence in international markets.

(6) Figures may not add due to rounding.

Reconciliation of Pro Forma Diluted Earnings Per Share to
Diluted Earnings Per Share (EPS), GAAP Basis

	Three Months Ended February 28, 2005	Twelve Months Ended August 31, 2005

Pro forma EPS (7)	$0.20	$0.75
EPS attributable to net pro forma effect of equity-based compensation (8)	0.04	0.18

EPS, GAAP basis	$0.24	$0.93

(7) Pro forma EPS is a non-GAAP financial measure. The Company includes the net pro forma effect of equity-based compensation in this measure and provides pro forma EPS because of its comparability to the Company’s fiscal 2006 operating results and EPS guidance. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider pro forma EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(8) EPS attributable to net pro forma impact of equity-based compensation includes the net effect on earnings per share as if the Company had applied the fair value recognition provisions of SFAS No. 123 to equity-based employee compensation during fiscal 2005.

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HWAY Reports Second-Quarter Results

March 20, 2006

Healthways, Inc.
Reconciliations of Non-GAAP Measures to GAAP Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Core Commercial Diluted Earnings Per Share to
Diluted Earnings Per Share (EPS), GAAP Basis

Three Months Ended May 31, 2005

Core commercial EPS (9)	$0.26
Less: EPS attributable to MHS pilots (10)	(0.02)

EPS, GAAP basis	$0.24

(9) Core commercial EPS is a non-GAAP financial measure. The Company excludes EPS attributable to MHS pilots from this measure and relies on core commercial EPS because of its comparability to the Company’s historical operations. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider core commercial EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(10) EPS attributable to MHS pilots includes costs associated with the preparation and initial operation of the MHS pilots in Maryland and the District of Columbia and in Georgia.

Reconciliation of Core Commercial Diluted Earnings Per Share Guidance Excluding Long-Term Incentive Program Costs to Diluted Earnings Per Share (EPS) Guidance, GAAP Basis

	Three Months Ending May 31, 2006	Twelve Months Ending August 31, 2006

Core commercial EPS guidance excluding long-term incentive compensation program costs (11)	$0.35 - $0.36	$1.36 - $1.38
EPS guidance attributable to MHS pilots (12)	(0.07)	0.11 - 0.12
Less: EPS guidance attributable to international initiatives (13)	(0.02)	(0.06)

EPS guidance excluding long-term incentive compensation program costs (14)	$0.26 - $0.27	$1.41 - $1.44
Less: EPS guidance attributable to long-term incentive compensation program costs (15)	(0.06)	(0.25)

EPS guidance, GAAP basis	$0.20 - $0.21	$1.16 - $1.19

(11) Core commercial EPS guidance excluding long-term incentive compensation program costs is a non-GAAP financial measure. The Company excludes EPS attributable to MHS pilots, international initiatives, and long-term incentive compensation program costs from this measure and relies on core commercial EPS guidance excluding long-term incentive compensation program costs because of its comparability to the Company’s historical operations and financial statements. The Company believes it is useful to investors to provide disclosures of its guidance on the same basis as that used by management. You should not consider core commercial EPS guidance excluding long-term incentive compensation program costs in isolation or as a substitute for EPS guidance determined in accordance with accounting principles generally accepted in the United States.

(12) EPS guidance attributable to MHS pilots includes revenues and costs associated with the operation of the MHS pilots in Maryland and the District of Columbia and in Georgia.

(13) EPS guidance attributable to international initiatives includes anticipated costs to implement the Company’s strategy of establishing a presence in international markets.

(14) EPS guidance excluding long-term incentive compensation program costs is a non-GAAP financial measure. The Company excludes EPS attributable to the costs of its long-term incentive compensation program from this measure and provides EPS guidance excluding long-term incentive compensation program costs because of its comparability to the Company’s historical financial statements. The Company believes it is useful to investors to provide disclosures of its guidance on the same basis as that used by management. You should not consider EPS guidance excluding long-term incentive compensation program costs in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(15) EPS guidance attributable to long-term incentive compensation program costs includes costs of equity-based awards expensed under SFAS No. 123(R) and cash-based awards issued in lieu of equity-based awards that were historically granted to certain levels of management. These cash-based awards are a result of changes in the design of the Company’s long-term incentive compensation program in preparation for adopting SFAS No. 123(R) on September 1, 2005.

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HWAY Reports Second-Quarter Results

March 20, 2006

HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	February 28, 2006	August 31, 2005 (1)

Assets
Current assets:
Cash and cash equivalents	$101,781	$63,467
Restricted cash	—	3,811
Accounts receivable, net	48,494	40,697
Prepaid expenses and other current assets	7,891	5,681
Income taxes receivable	1,162	—
Deferred tax asset	3,783	3,305

Total current assets	163,111	116,961

Property and equipment
Leasehold improvements	13,826	12,836
Computer equipment and related software	70,574	61,772
Furniture and office equipment	16,933	16,294

	101,333	90,902
Less accumulated depreciation	(60,960)	(51,114)

Net property and equipment	40,373	39,788

Other assets	2,203	2,065
Intangible assets, net	14,154	16,120
Goodwill, net	96,090	96,020

Total assets	$315,931	$270,954

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,458	$3,622
Accrued salaries and benefits	28,426	26,845
Accrued liabilities	3,904	5,006
Contract billings in excess of earned revenue	22,724	8,037
Income taxes payable	—	660
Current portion of long-term debt	171	163
Current portion of long-term liabilities	2,063	1,984

Total current liabilities	61,746	46,317

Long-term debt	329	416

Long-term deferred tax liability	2,955	8,236

Other long-term liabilities	9,799	9,055

Stockholders’ equity
Preferred stock
$.001 par value, 5,000,000 shares authorized, none outstanding	—	—
Common stock
$.001 par value, 75,000,000 shares authorized, 34,463,535 and 33,808,518 shares outstanding	34	34
Additional paid-in capital	129,808	109,425
Retained earnings	111,260	97,471

Total stockholders’ equity	241,102	206,930

Total liabilities and stockholders’ equity	$315,931	$270,954

(1) Certain items have been reclassified to conform to current classifications.

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HWAY Reports Second-Quarter Results

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HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended February 28,

	2006	2005 (1)
Cash flows from operating activities:
Net income	$13,789	$16,204
Adjustments to reconcile net income to net cash provided by operating activities, net of business acquisitions:
Depreciation and amortization	11,488	10,955
Amortization of deferred loan costs	237	272
Share-based employee compensation expense	6,557	—
Excess tax benefits from share-based payment arrangements	(8,935)	2,878
Increase in accounts receivable, net	(7,797)	(7,073)
Increase in other current assets	(3,372)	(2,490)
Increase (decrease) in accounts payable	836	(5,678)
Increase in accrued salaries and benefits	1,581	6,175
Increase (decrease) in other current liabilities	22,269	(3,818)
Deferred income taxes	(5,762)	—
Other	2,051	1,343
Decrease in other assets	206	319
Payments on other long-term liabilities	(1,221)	(650)

Net cash flows provided by operating activities	31,927	18,437

Cash flows from investing activities:
Acquisition of property and equipment	(10,108)	(5,035)
Business acquisitions, net of cash acquired	(70)	1,176
Proceeds from sale of investments	—	2,000
Purchases of investments	—	(2,000)

Net cash flows used in investing activities	(10,178)	(3,859)

Cash flows from financing activities:
Decrease (increase) in restricted cash	3,811	(1,930)
Proceeds from issuance of long-term debt	—	48,000
Deferred loan costs	(581)	(730)
Excess tax benefits from share-based payment arrangements	8,935	—
Payments of long-term debt	(79)	(78,150)
Exercise of stock options	4,479	1,601

Net cash flows provided by (used in) financing activities	16,565	(31,209)

Net increase (decrease) in cash and cash equivalents	38,314	(16,631)

Cash and cash equivalents, beginning of period	63,467	45,147

Cash and cash equivalents, end of period	$101,781	$28,516

(1) Certain items have been reclassified to conform to current classifications.

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